As filed with the Securities and Exchange Commission on July 21, 2010
Registration No. 333-168160

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
to
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PURE CYCLE CORPORATION
(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation or organization)	84-0705083 (I.R.S. Employer Identification No.)

500 East 8th Avenue, Suite 201
Denver, Colorado 80203
Telephone: 303-292-3456
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Mark Harding
President and CFO
500 East 8th Avenue, Suite 201
Denver, Colorado 80203
Telephone: 303-292-3456
(Name, address, including zip code, and telephone number, including area code, of agent for service)
With copies to:
Wanda J. Abel
Davis Graham & Stubbs LLP
1550 Seventeenth Street, Suite 500
Denver, Colorado 80202
Telephone: (303) 892-9400

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☑
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

			Proposed maximum	Proposed maximum
Title of each class of securities	Amount to be		offering price per	aggregate offering		Amount of
to be registered	registered		unit	price(2)		registration fee
Common Stock, 1/3 of $.01 par value (1)	$4,300,000	(2)(4)	100% (3)	$4,300,000	(2)(3)(4)	$307 (4)

(1)	The registrant is registering an indeterminate number of shares of common stock to be sold by it from time to time and such indeterminate number of shares as may be issued from time to time as a result of share splits, share dividends, or other similar transactions.

(2)	Does not include unsold common stock with an aggregate offering price of $5,700,000 that were registered on a registration statement on Form S-3 filed by Pure Cycle Corporation on April 24, 2007, which became effective on July 19, 2007 (File No. 333-142335), for a registration fee of $174.99 and which are being carried forward onto this registration statement pursuant to Rule 415(a)(6).

(3)	The registrant will determine the proposed maximum initial offering price per share of its shares from time to time.

(4)	Includes unsold common stock with an aggregate offering price of $4,204,000 for which the filing fee of $299.75 was paid on July 16, 2010 upon the filing of this registration statement on Form S-3, Registration No. 333-168160. The original filing misstated the dollar value of the unsold common stock being carried forward as described in footnote (2) above. This Amendment No. 1 to Registration No. 333-168160 (i) corrects the dollar value of the unsold common stock being carried forward from Registration No. 333-142335 by $96,000 from $5,796,000 to $5,700,000, (ii) correspondingly increases the dollar value of the amount of common stock to be registered by $96,000 from $4,204,000 to $4,300,000, and (iii) includes the payment of the additional registration fee of $6.84 associated with the additional $96,000 of common stock being registered.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission becomes effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated July 21, 2010
PROSPECTUS
$10,000,000
PURE CYCLE CORPORATION
COMMON STOCK

     This prospectus relates to the potential offer by Pure Cycle Corporation of shares of common stock, 1/3 of $.01 par value, with an aggregate initial offering price not to exceed $10,000,000 consisting of shares with an aggregate initial offering price of $4,300,000 being currently registered and shares with an initial offering price of $5,700,000 registered on July 19, 2007 which have been carried forward onto the registration statement of which this prospectus is a part.
     Pure Cycle Corporation’s common stock is listed on the NASDAQ Capital Market under the symbol “PCYO.” On July 13, 2010, the last reported sales price of our common stock on the NASDAQ Capital Market was $2.79 per share.
     The common stock offered by this prospectus may be offered directly to you or through agents or dealers. See “Plan of Distribution.” The names of any underwriters, dealers or agents will be included in a supplement to this prospectus, along with any applicable fee, commission or discount arrangement.
     This prospectus may not be used to offer and sell shares of common stock to be newly issued by us unless accompanied by the applicable prospectus supplement. You should read this prospectus and any supplement carefully before you invest.
     Investing in our securities involves risks. For a discussion of certain risks that should be carefully considered by prospective investors, see “Risk Factors” beginning on page 4 of this prospectus.
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is                           , 2010.

As used in this prospectus, the terms “Pure Cycle,” “we,” “our,” “ours” and “us” refer to Pure Cycle Corporation. When we refer to “shares” throughout this prospectus, we include all rights attaching to our shares of common stock under any shareholder rights plan then in effect.
ABOUT THIS PROSPECTUS
     This prospectus is part of a registration statement that we have filed with the SEC using a shelf registration process. Under this shelf registration process, we may sell shares of our common stock in one or more offerings up to a total dollar amount of $10,000,000. Each time we sell shares with this prospectus, we will provide you with a prospectus supplement that will contain specific information about the terms of that offering including, among other things, the number of shares sold and the price. The prospectus supplement may also add to, update or change information in this prospectus. You should read carefully this prospectus, any prospectus supplement, and the additional information described below before making an investment in our shares.
     This prospectus does not contain all the information provided in the registration statement we filed with the SEC. For further information about us or the securities offered by this prospectus, you should refer to that registration statement, including the exhibits filed with the registration statement and the information incorporated by reference into the registration statement, which you can obtain from the SEC as described below under the heading “Where You Can Find More Information.” You should not assume that the information in this prospectus, any accompanying prospectus supplement or any document incorporated by reference, is accurate as of any date other than the date of such document.
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
     This prospectus, including the information incorporated by reference, contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. The use of any statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “plan,” “intend” and similar expressions, as they relate to us, are intended to identify forward-looking statements. Such statements reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions. We cannot assure you that any of our expectations will be realized. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, without limitation, the timing of development of the areas where we may sell our water, including uncertainties related to the real estate market generally and the development of projects we currently have under contract, the market price of water, changes in customer consumption patterns, changes in applicable statutory and regulatory requirements, uncertainties in the estimation of water available under decrees, costs of delivery of water and treatment of wastewater, uncertainties in the estimation of costs of construction projects, the strength and financial resources of our competitors, our ability to find and retain skilled personnel, climatic and weather conditions, labor relations, availability and cost of material and equipment, delays in anticipated permit and construction dates, environmental risks, the results of financing efforts and the ability to meet capital requirements, and general economic conditions and other risks detailed in this prospectus under the heading “Risk Factors” and in our periodic report filings with the SEC.
     All forward-looking statements speak only as of the date made. All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements above. Except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances.

PROSPECTUS SUMMARY
The Company
          Pure Cycle Corporation is a water and wastewater service provider engaged in the design, construction, operation and maintenance of water and wastewater systems. We contract with land owners, land developers, home builders, cities, and municipalities to design, construct, operate and maintain water and wastewater systems using our water portfolio, which includes surface water and groundwater supplies, surface water storage, alluvial aquifer storage, and reclaimed water supplies. We generate cash flows and revenues primarily from (i) water and wastewater tap (connection) charges and (ii) monthly service fees and consumption charges. Water and wastewater tap fee charges are one-time fees paid by developers or other customers for the right to obtain service from us. A portion of the tap fee revenue is used by us to construct various facilities to withdraw, store, treat, and distribute potable water; to collect and treat wastewater and to store, treat, and distribute reclaimed and raw water for irrigation and other non-potable uses. Monthly water service fees, consumption charges (based on metered deliveries of potable water and irrigation water, which are billed at different rates), flat monthly wastewater service fees, and other service related fees are paid by our customers (e.g., homeowners, businesses, institutional facilities, etc.). We currently provide water services to approximately 247 single-family-equivalent water connections and 157 single-family-equivalent wastewater connections located in the southeastern Denver metropolitan area. We also provide contract operating services to other water providers, land owners, etc., where we manage specific functions of their water and/or wastewater systems.
          We have a vertically integrated business model which provides us with control and efficiency in the provision of water and wastewater services by owning all components necessary to offer complete water and wastewater services. Having a vertically integrated system means we own all assets required to provide water and wastewater services, including the following:
•	Water rights used to provide domestic and irrigation water to customers;

•	Infrastructure required to withdraw, treat, store and deliver domestic water to customers;

•	Infrastructure required to collect, treat, store and reuse wastewater; and

•	Infrastructure required to treat and deliver reclaimed water for irrigation customers.
          Our water rights are described in more detail in Part I — Item I — Business: Our Water Assets of our 2009 Annual Report on Form 10-K filed with the SEC on November 13, 2009. In summary we own over 12,000 acre-feet of decreed groundwater and surface water rights in the Denver area and have the exclusive right to use, through the year 2081, approximately 13,400 acre-feet of decreed groundwater and surface water located at the “Lowry Range” (defined in Part I — Item I — Business: Our Water Assets — The Lowry Range Property of our 2009 Annual Report on Form 10-K). In addition to these Denver based assets, we also own approximately 60,000 acre-feet of Arkansas River water which is currently being used to irrigate approximately 17,500 acres of land we own in southeastern Colorado, and 70,000 acre-feet of conditionally decreed Colorado River water rights on the western slope of Colorado. Along the Front Range of Colorado, there are over 70 separate water providers with varying needs for replacement and new water supplies. We believe that we are well positioned to assist area water providers in meeting their future water needs. Based on independent engineering estimates, our Denver portfolio together with our Arkansas River supplies can provide water service to approximately 180,000 single family equivalent connections.
          Our corporate offices are located at 500 E. 8th Ave, Suite 201, Denver, CO 80203. Our telephone number is (303) 292-3456. Our web site is http://www.purecyclewater.com. The information on our website does not constitute part of this prospectus or the documents incorporated herein by reference.

RISK FACTORS
     An investment in our common stock involves a high degree of risk. You should carefully consider the risks and uncertainties and all other information contained or incorporated by reference in this prospectus, including the risks and uncertainties discussed under “Risk Factors” in our most recent Annual Report on Form 10-K and all other documents incorporated by reference into this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the risk factors and other information included in the applicable prospectus supplement.
     Additional risks and uncertainties of which we are not currently aware or which we currently do not believe are material may also exist. The occurrence of any of these risks could materially and adversely affect our business, financial condition, results of operations or cash flows. In any such case, the trading price of our common stock could decline, and you could lose all, or a part, of your investment.
USE OF PROCEEDS
     Unless a prospectus supplement indicates otherwise, the net proceeds we receive from the sale of the offered shares will be used to pay outstanding indebtedness, for water system expenditures, and for working capital and other general corporate purposes, including acquisitions.
PLAN OF DISTRIBUTION
     We may sell the offered shares directly to purchasers or through underwriters, broker-dealers or agents. Underwriters, broker-dealers or agents may receive compensation in the form of discounts, concessions or commissions from us or the purchasers.
     The offered shares may be sold in one or more transactions:
•	at fixed prices;

•	at prevailing market prices at the time of sale;

•	at varying prices determined at the time of sale; or

•	at negotiated prices.
     These sales may be effected in transactions, which may include block transactions, in the following manner:
•	on any national securities exchange or quotation service on which our common stock may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions other than on these exchanges or services or in the over-the-counter market;

•	through the issuance and exercise of derivative securities, including without limitation options, warrants and convertible securities;

•	through the settlement of short sales; or

•	any other method permitted pursuant to applicable law.

     In addition, any securities covered by this prospectus that qualify for sale pursuant to Rule 144 or Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), may be sold under Rule 144 or Rule 144A rather than pursuant to this prospectus.
     We may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the offered shares and deliver these shares to close out short positions or loan or pledge the underlying shares to broker-dealers that in turn may sell these shares.
     The aggregate proceeds to us from the sale of the offered shares will be the purchase price of the shares less any discounts and commissions.
     The shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
     Any underwriters, broker-dealers or agents that participate in the sale of the offered shares may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any commissions paid, or discounts or concessions allowed, to any broker-dealer in connection with any distribution of the offered shares may be deemed to be underwriting discounts and commissions under the Securities Act. At the time a particular offering of the shares is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate number of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from us and any discounts or commissions allowed or paid to broker-dealers.
     Underwriters and agents may be entitled to indemnification by us against some civil liabilities, including liabilities under the Securities Act, or to contributions with respect to payments which the underwriters or agents may be required to make relating to these liabilities. Underwriters and agents may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.
     There can be no assurance that we will sell any or all of the shares of common stock registered pursuant to the registration statement of which this prospectus is a part.
DESCRIPTION OF COMMON STOCK
     The summary of the terms of our common stock set forth below does not purport to be complete and is subject to and qualified in its entirety by reference to our Articles of Incorporation and Bylaws, both as they may be amended from time to time and both of which are incorporated herein by reference. See “Where You Can Find More Information” for information on how to obtain copies of these documents.
     We are authorized to issue 40,000,000 shares of common stock, par value one-third of one cent ($.00333) per share. As of July 16, 2010, there were 20,206,566 shares of common stock outstanding.
Dividend Rights
     Each share of common stock has an equal and ratable right to receive dividends when, as and if declared by our board of directors out of the assets legally available for that purpose and subject to the preferential dividend rights of any other classes or series of stock then outstanding.

Voting Rights
     Each share of common stock is entitled to one vote on all matters as to which holders of common stock are entitled to vote. Holders of not less than a majority of the shares entitled to vote at any meeting of shareholders constitute a quorum unless otherwise required by law. Except with respect to the election of directors or as otherwise required by law or the Articles of Incorporation, a proposal is approved if the number of votes cast in favor of the proposal exceeds the number of votes cast against the proposal.
Election of Directors
     Directors hold office until the next annual meeting of shareholders. Directors are elected by a plurality of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Cumulative voting is not permitted. The Arkansas River Agreement between us and High Plains A&M LLC (“HP A&M”), dated August 31, 2006, obligates the Company to nominate and solicit proxies for a director nominee designated by HP A&M through the earlier of (i) the annual meeting of the Company’s shareholders held following the fiscal year ended August 31, 2010, (ii) the date on which the Company fully discharges its obligation to pay the Tap Participation Fee, or (iii) August 31, 2011. In addition, Mr. Harding, our President and Chief Financial Officer, agreed to vote his shares of common stock in favor of the director nominee of HP A&M pursuant to a voting agreement for the same period that the Company is obligated to solicit proxies for the HP A&M director nominee.
Liquidation
     In the event of any liquidation, dissolution or winding up of Pure Cycle, holders of the common stock have the right to a ratable portion of the assets remaining after payment of liabilities and liquidation preferences of any preferred stock then outstanding.
Redemption
     Our common stock is not redeemable or convertible.
Other Provisions
     All outstanding common stock is, and the common stock offered by this prospectus, if issued in the manner described in this prospectus and the applicable prospectus supplement, will be fully paid and non-assessable. Holders of our common stock have no preemptive rights.
     You should read the prospectus supplement relating to any offering of common stock for the terms of the offering, including the number of shares of common stock offered, any initial offering price and market prices relating to the common stock.
LEGAL MATTERS
     The validity of the securities offered by this prospectus will be passed upon by Davis Graham & Stubbs LLP, Denver, Colorado.
EXPERTS
     Our financial statements as of August 31, 2009 and 2008 and for each of the three years in the period ended August 31, 2009 and management’s assessment on the effectiveness of internal control over financial reporting as of August 31, 2009 (which is included in “Management’s Report on the Internal Control over Financial Reporting” in Part I — Item 9A of our 2009 Annual Report on 10-K) have been incorporated by reference herein to our 2009 Annual Report on Form 10-K in reliance upon the report of

GHP Horwath, P.C., an independent registered public accounting firm, given on the authority of such firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
     We are subject to the information requirements of the Exchange Act and in accordance therewith, we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any of these documents at the SEC’s Public Reference Room at 100 F Street N.E., Washington, D.C. 20549. Requests for copies should be directed to the SEC’s Public Reference Section, Judiciary Plaza, 100 F Street N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Our SEC filings are also available to the public at the SEC’s website at http://www.sec.gov.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
     The SEC allows us to “incorporate by reference” certain information we have filed with them, which means we can disclose important information to you by referring you to those documents. The following documents, which were previously filed with the SEC pursuant to the Exchange Act, are hereby incorporated by reference in this prospectus, excluding any disclosures therein that are furnished and not filed:
•	our Annual Report on Form 10-K for the year ended August 31, 2009;

•	our Quarterly Report on Form 10-Q for the quarter ended November 30, 2009;

•	our Quarterly Report on Form 10-Q for the quarter ended February 28, 2010; and

•	our Quarterly Report on Form 10-Q for the quarter ended May 31, 2010.
     In addition, all reports and other documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial filing of the registration statement on Form S-3 of which this prospectus is a part and prior to the termination of the offering of the securities described in this prospectus shall be deemed to be incorporated by reference into this prospectus and shall be a part hereof from the respective dates of filing such reports and documents (excluding any disclosures therein that are furnished and not filed).
     Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed modified, superseded or replaced, as applicable, for purposes of this prospectus to the extent that a statement contained in this prospectus, or in any subsequently filed document that also is deemed to be incorporated by reference in this prospectus, modifies, supersedes or replaces such statement. Any statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this prospectus. Subject to the foregoing, all information appearing in this prospectus is qualified in its entirety by the information appearing in the documents incorporated by reference.
     Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance we refer you to the copy of the contract or document filed as an exhibit to the registration statement or the documents incorporated by reference in this prospectus, each such statement being qualified in all respects by such reference.

     Each person, including any beneficial owner to whom a prospectus is delivered, may receive a copy of any of these filings, at no cost, by writing or calling Pure Cycle Corporation, Attn: Secretary, at 500 East 8th Avenue, Suite 201, Denver, Colorado 80203, Telephone: 303-292-3456 or by contacting the SEC as described above.

     You should rely only on the information incorporated by reference or provided in this prospectus or any supplement to this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted or to any person to whom an offer or sale is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this prospectus.
PURE CYCLE CORPORATION
COMMON STOCK

PROSPECTUS

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
     ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.
     The following table sets forth various expenses in connection with the sale and distribution of the securities being registered, other than the underwriting discounts and commissions. All amounts shown are estimates except the SEC’s registration fee.

SEC Registration Fee		$307
NASDAQ Listing Fees	$		**
Legal Fees and Expenses		$15,000	*
Accountants Fees and Expenses		$5,000
Miscellaneous		$500	*

Total		$20,807	*

*	Estimated.

**	The listing fee is based upon the principal amount of common stock listed, if any, and is therefore not currently determinable.
     ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.
     Pure Cycle is incorporated in the State of Colorado. Sections 7-109-101 through 7-109-110 of the Colorado Business Corporation Act, as amended (“CBCA”), provide that a corporation may indemnify any person who was, is, or is threatened to be made a party in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, or while a director, is or was serving at the request of the corporation as a director, partner, manager, member, trustee, officer, employee, fiduciary or agent of or in a similar capacity with another entity, against liability incurred in such proceeding if such person acted in good faith and (i) with respect to conduct in such person’s official capacity, the person reasonably believed his or her conduct to be in the best interests of the corporation, (ii) with respect to conduct in other cases, the person reasonably believed his or her conduct was at least not opposed to the best interests of the corporation, and (iii) with respect to any criminal action or proceeding, such person had no reasonable cause to believe the conduct was unlawful. The corporation may indemnify an officer who is not a director to a greater extent if not inconsistent with public policy.
     Except to the extent authorized by a court, the corporation may not indemnify a director, who is adjudged liable in connection with a proceeding by or in the right of the corporation or in a proceeding charging that the director derived an improper personal benefit. In either case, indemnification is limited to reasonable expenses.
     Our Articles of Incorporation and Bylaws generally require us to indemnify officers and directors to the fullest extent permitted by law. Section 7-109-108 allows the corporation to purchase and maintain insurance on behalf of a director or officer against liability arising from such person’s status as a director or officer regardless of whether the corporation would have the power to indemnify such person against the same liability under the CBCA. We maintain insurance policies under which our directors and officers are insured, within the limits and subject to the limitations of the policies, against expenses in connection with the defense of actions, suits or proceedings, and certain liabilities that might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been a director or officer of Pure Cycle. We have no other agreements with our officers and directors that pertain to indemnification.
     ITEM 16. EXHIBITS.

Exhibit
No.	Description of Exhibit

1.1	Form of Underwriting Agreement*

3.1	Articles of Incorporation of Pure Cycle Corporation — Incorporated by reference to Appendix B to the Proxy Statement on Schedule 14A filed December 14, 2007.

3.2	Bylaws of Pure Cycle Corporation — Incorporated by reference to Appendix C to the Proxy Statement on Schedule 14A filed December 14, 2007.

4.1	Specimen Stock Certificate — Incorporated by reference to Quarterly Report on Form 10-Q for the fiscal quarter ended May 31, 2010.

5.1	Opinion and Consent of Davis Graham & Stubbs LLP

23.1	Consent of Davis Graham & Stubbs LLP (included in Exhibit 5.1)

23.2	Consent of GHP Horwath, P.C.**

24.1	Power of Attorney**

*	To be filed by an amendment to this registration statement or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Exchange and incorporated herein by reference if the registrant enters into any such agreement in connection with an offer of the securities registered hereunder.

**	Filed as an exhibit to our registration statement on Form S-3 as filed on July 16, 2010, Registration No. 333-168160 and incorporated herein by reference.

     ITEM 17. UNDERTAKINGS.
     (a) We hereby undertake:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);
     (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;
provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference into this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of this registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.
     (4) That, for the purpose of determining liability under the Securities Act to any purchaser:
     (i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
     (ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a registration statement on Form S-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on July 21, 2010.

PURE CYCLE CORPORATION
By:	/s/ Mark W. Harding
	Name:	Mark W. Harding
	Title:	President and Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mark W. Harding Mark W. Harding	President and Chief Financial Officer and Director (Principal Executive, Financial and Accounting Officer)	July 21, 2010

/s/ Harrison H. Augur* Harrison H. Augur	Chairman of the Board	July 21, 2010

/s/ Arthur G. Epker III* Arthur G. Epker III	Director	July 21, 2010

/s/ Richard L. Guido* Richard L. Guido	Director	July 21, 2010

/s/ Peter C. Howell* Peter C. Howell	Director	July 21, 2010

/s/ George M. Middlemas* George M. Middlemas	Director	July 21, 2010

*By:	/s/ Mark W. Harding
Mark W. Harding, Attorney-in-Fact

EXHIBIT INDEX

Exhibit
No.	Description of Exhibit

1.1	Form of Underwriting Agreement*

3.1	Articles of Incorporation of Pure Cycle Corporation — Incorporated by reference to Appendix B to the Proxy Statement on Schedule 14A filed December 14, 2007.

3.2	Bylaws of Pure Cycle Corporation — Incorporated by reference to Appendix C to the Proxy Statement on Schedule 14A filed December 14, 2007.

4.1	Specimen Stock Certificate — Incorporated by reference to Quarterly Report on Form 10-Q for the fiscal quarter ended May 31, 2010.

5.1	Opinion and Consent of Davis Graham & Stubbs LLP

23.1	Consent of Davis Graham & Stubbs LLP (included in Exhibit 5.1)

23.2	Consent of GHP Horwath, P.C.**

24.1	Power of Attorney**

*	To be filed by an amendment to this registration statement or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Exchange and incorporated herein by reference if the registrant enters into any such agreement in connection with an offer of the securities registered hereunder.

**	Filed as an exhibit to our registration statement on Form S-3 as filed on July 16, 2010, Registration No. 333-168160 and incorporated herein by reference.